UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 14, 2012
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 14, 2012 at the 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) of Precision Castparts Corp. (the “Company”), the Company's shareholders re-approved the Executive Performance Incentive Plan (the “Performance Incentive Plan”) in order to qualify specified executive compensation potentially payable pursuant to the Performance Incentive Plan for tax deductibility under the Internal Revenue Code's criteria. This summary of the Performance Incentive Plan, as well as the more detailed summary contained in the Company's proxy statement for the 2012 Annual Meeting filed with the Securities and Exchange Commission on July 3, 2012 (the “2012 Proxy Statement”), are qualified in their entirety by reference to the full text of the Performance Incentive Plan, which is included as Exhibit B to the 2012 Proxy Statement.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the 2012 Annual Meeting on August 14, 2012. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Withheld	Broker Non-Votes
1. Election of Directors
Mark Donegan		116,458,735	5,455,954	9,404,668
Vernon E. Oechsle		117,233,521	4,681,168	9,404,668
Ulrich Schmidt		118,605,534	3,309,155	9,404,668

		Votes For	Votes Against	Abstentions
2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for year ending March 31, 2013		131,108,283	140,158	70,916

	Votes For	Votes Against	Abstentions	Broker Non-Votes
3. Advisory vote regarding compensation of the Company's named executive officers	118,220,134	2,076,664	1,617,891	9,404,668

	Votes For	Votes Against	Abstentions	Broker Non-Votes
4. Re-approval and amendment of the Executive Performance Incentive Plan	118,458,187	2,927,695	528,807	9,404,668

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1    Precision Castparts Corp. Executive Performance Incentive Plan (incorporated by reference to Exhibit B to the definitive proxy statement filed by the Company on July 3, 2012)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	August 16, 2011	By:	/s/ Shawn R. Hagel
		Name:	Shawn R. Hagel
		Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)